Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-225313 on Form S-8 of our reports dated February 21, 2020, relating to the financial statements of PRA Health Sciences, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 10-K of PRA Health Sciences, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
May 26, 2020